UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2014

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035

(Address of principal executive offices)                                         (Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Joint Venture

On July 18, 2014, The Greenbrier Companies, Inc. (the “Registrant” or “Greenbrier”) and the Watco Companies, L.L.C. (“Watco”, Greenbrier and Watco are referred to herein collectively as the “Members”) completed the formation of their previously announced 50/50 joint venture (the “Joint Venture”) of the Member’s railcar repair, refurbishment and maintenance businesses. With 38 railcar repair, refurbishment and maintenance shops, 14 of which also perform tank car repairs, the Joint Venture is one of the largest independent railcar repair shop networks in North America ranked by the number of locations and geographic diversity.

In this regard, on July 18, 2014 the Members entered into a Contribution Agreement (the “Contribution Agreement”) pursuant to which each Member contributed assets in exchange for their membership interests in the Joint Venture and each Member executed the Amended and Restated Limited Liability Company Agreement (the “Limited Liability Company Agreement”) of GBW Railcar Services Holdings, L.L.C.

Contribution Agreement

Pursuant to the Contribution Agreement, each Member contributed $10 million cash at closing and other assets (including intangible personal property, intellectual property, customer lists, goodwill and other intangibles) to the Joint Venture and agreed to lease to the Joint Venture real and personal properties which had been previously used by such Member in its railcar repair businesses in exchange for the membership interests in the Joint Venture. Each Member also sold their repair inventory to the JV at its book value. In addition, each Member committed to making an additional $5.0 million capital contribution to the Joint Venture in the near term. The Contribution Agreement contains customary terms, conditions, representations and warranties, including representations and warranties regarding each Member’s respective railcar repair businesses and the assets contributed to the Joint Venture or otherwise leased to or to be operated by the Joint Venture after the closing.

Pursuant to the Contribution Agreement, each of Greenbrier and Watco retained their pre-closing accounts receivable, accounts payable, and other pre-closing liabilities and obligations. In the Contribution Agreement, the Members agreed to cooperate with respect to warranty obligations and the collection of accounts receivable, and other matters.

Limited Liability Company Agreement

Pursuant to the Limited Liability Company Agreement, the Joint Venture is managed by a four member board of managers comprised of two managers appointed by Watco and two managers appointed by Greenbrier. The voting power of the managers is based on the Members’ relative sharing ratios (currently 50/50) as determined in the Limited Liability Company Agreement and the agreement sets out the necessary votes by the managers and the members for certain actions and contains terms for resolving deadlocks. The Limited Liability Company Agreement provides for the approval by the Managers of the Joint Venture of an annual business plan, which plan is to provide for the Joint Venture’s anticipated funding needs for operations and capital expenditures, and other matters. In addition to the initial contributions described above, each Member is required to fund the Joint Venture through additional capital contributions and/or loans to the Joint Venture as provided for in the annual business plan and Limited Liability Company Agreement. Interest on outstanding Member loans to the Joint Venture is set at LIBOR plus the highest margin for LIBOR loans made under either Greenbrier or Watco loan agreements plus 100 basis points. The Joint Venture is to make quarterly distributions to the Members as provided for in the Limited Liability Agreement.

The Limited Liability Company Agreement contains provisions concerning dispute resolutions, the disposition of membership interests, including restrictions on dispositions, buy-sell provisions, rights of first refusal and other provisions. The agreement expressly permits certain affiliate transfers and pledges and permits one Member to purchase the interests of another Member upon the occurrence of certain events. In the Limited Liability Company Agreement, the Members agreed not to engage in the railcar repair business in North America while they are members of the Joint Venture and for a term of two years thereafter.

Credit Agreement

In connection with the above transactions, on July 18, 2014, Greenbrier entered into the Fourth Amendment (“Fourth Amendment”) to the Second Amended and Restated Credit Agreement with Bank of America, N.A., as Administrative Agent, and the other lenders party thereto (“Credit Agreement”). The Fourth Amendment amends certain financial covenants and their definitions including increasing the annual limitation on capital expenditures for fiscal year 2014 from $50 million to $70 million and provides the lenders’ consent for the transactions contemplated by the Contribution Agreement.

The descriptions of the Contribution Agreement, the Limited Liability Company Agreement and the Fourth Amendment in this Current Report on Form 8-K are qualified in their entirety by reference to the complete text of the Contribution Agreement, the Limited Liability Company Agreement and the Fourth Amendment, copies of which are filed hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Contribution Agreement, dated as of July 18, 2014, by and among Watco Companies, L.L.C., The Greenbrier Companies, Inc. and with respect to Article III and Article IX only, GBW Railcar Services Holdings, L.L.C.

10.2	Amended and Restated Limited Liability Company Agreement of GBW Railcar Services Holdings, L.L.C., dated as of July 18, 2014, by and among Greenbrier Rail Services Holdings, LLC, Watco Mechanical Services, L.L.C., and Millennium Rail, Inc.

10.3	Fourth Amendment, dated July 18, 2014, to the Second Amended and Restated Credit Agreement among The Greenbrier Companies, Inc., Bank of America, N.A., as Administrative Agent, Union Bank, National Association, as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager, and the lenders identified therein, dated as of June 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC. (Registrant)

Date: July 24, 2014	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

10.1	Contribution Agreement, dated as of July 18, 2014, by and among Watco Companies, L.L.C., The Greenbrier Companies, Inc. and with respect to Article III and Article IX only, GBW Railcar Services Holdings, L.L.C.

10.2	Amended and Restated Limited Liability Company Agreement of GBW Railcar Services Holdings, L.L.C., dated as of July 18, 2014, by and among Greenbrier Rail Services Holdings, LLC, Watco Mechanical Services, L.L.C., and Millennium Rail, Inc.

10.3	Fourth Amendment, dated July 18, 2014, to the Second Amended and Restated Credit Agreement among The Greenbrier Companies, Inc., Bank of America, N.A., as Administrative Agent, Union Bank, National Association, as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager, and the lenders identified therein, dated as of June 30, 2011.